EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Copart Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-81238) pertaining to the Copart 1992 Stock Option Plan, 1994 Director Option Plan, and 1994 Employee Stock Purchase Plan, (Form S-8 No. 33-97636) pertaining to the Copart 1992 Stock Option Plan, (Form S-8 No. 333-93887) pertaining to the Copart 1992 Stock Option Plan and the 1994 Employee Stock Purchase Plan, (Form S-8 No. 333-90612) pertaining to the Copart 2001 Stock Option Plan, and (Form S-8 No. 333-112597) pertaining to the Copart 1994 Employee Stock Purchase Plan of our reports dated September 25, 2007, with respect to the consolidated financial statements of Copart, Inc. and the effectiveness of internal control over financial reporting of Copart, Inc. included in the Annual Report (Form 10-K) for the year ended July 31, 2007.

/s/ ERNST & YOUNG LLP

Sacramento, California
September 25, 2007